EXHIBIT 99.1

CAMELOT ACQUIRES LIBERATION FILM LIBRARY

Asset Acquisition Nets Camelot 750 Titles Now, Potential to add 138 Additional Titles Later

Universal City, CA – (May 4, 2010) Camelot Entertainment Group, Inc. (OTCBB: CMGR) (”Camelot”) announced today that it has acquired the assets of Liberation Entertainment, Inc. (“Liberation”), including 750 of Liberation’s 888 title film library initially, with the potential to add 138 more titles once title issues are cleared.  In a deal valued between $3,900,000 and $4,430,000, Camelot Film Group, Inc., a wholly owned subsidiary of Camelot, picked up an eclectic library comprised of titles encompassing a wide-range of genres in film and television spanning a period of more than 40 years, including such titles as the “Wolverine and X-Men” animated series, the “Peter Gunn” television series, the original “House on Sorority Row” and the original “Frost/Nixon” interviews. The marketing and sale of the library titles worldwide will be managed by Camelot Distribution Group, led by President of Distribution Jamie Thompson.

“This acquisition represents a big step forward for Camelot and the implementation of our business model, especially with our ongoing focus on acquiring and distributing independent films,” stated Camelot Chairman Robert P. Atwell. “In 2009, this library generated in excess of $5,000,000 in gross revenue for Liberation. Even though 2010 year to date revenue numbers are minimal due to the recent inactivity of Liberation, with our highly motivated distribution team working with film and television buyers both domestically and internationally, we are confident that we will be able to maximize revenues not only for Camelot and our stockholders, but for our producing partners in the library as well.”

Camelot paid cash and issued shares of its common and preferred stock to complete the acquisition, which is the first of four planned acquisitions Camelot has slated, with negotiations for two more distribution companies and a post production facility currently ongoing.

“We are also excited about the possibility of expanding the revenue potential of this library through the extension of rights and acquiring additional rights to the titles as we move forward,” Mr. Atwell stated. “This library fits perfectly into our expansion plans for Camelot Distribution Group in part due to the wide variety of content which spans many different genres. We believe this library eventually has the potential to exceed all of our expectations.”

Details of the acquisition can be found on Camelot’s web site at www.camelotent.com or through Camelot’s filings with the Securities and Exchange Commission at www.sec.gov.

ABOUT CAMELOT ENTERTAINMENT, INC

Camelot Entertainment Group, Inc. is a US publicly traded company (OTCBB: CMGR) with three major divisions: Camelot Film Group, which includes Camelot Distribution Group and DarKnight Pictures, Camelot Studio Group and Camelot Production Services Group. Camelot is building a unique form of motion picture studio infrastructure by redefining the development, financing, production, and distribution process. Camelot is a member of the Independent Film & Television Alliance (IFTA). For information about Camelot Entertainment Group, Inc., please visit the Company's web site at www.camelotent.com.

NOTES ABOUT FORWARD-LOOKING STATEMENTS

Except for any historical information contained herein, the matters discussed in this press release contain forward-looking statements that involve risks and uncertainties, including those described in the Company's Securities and Exchange Commission reports and filings.

Certain statements contained in this release that are not historical facts constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created by that Act. Reliance should not be placed on forward looking statements because they involve unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied. Forward looking statements may be identified by words such as estimates, anticipates, projects, plans, expects, intends, believes, should and similar expressions and by the context in which they are used. Such statements are based upon current expectations of the Company and speak only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which they are made.

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Contact:
Jonathon Russo
CamelotEntertainmentGroup
stockholders@camelotfilms.com
(772) 919-8747

Media Contact:
Jessica Kelly
Camelot Distribution Group
Jessica@camelotfilms.com
(818) 308-8858